Exhibit 10.10

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is being executed and delivered as of January 6, 2025 by and among the undersigned (the “Subject Party”) in favor of and for the benefit of GrabAGun Digital Holdings Inc., a Texas corporation (“Pubco”), Colombier Acquisition Corp. II, a Cayman Islands exempted company registered with limited liability and share capital (together with its successors (as defined below), the “Purchaser”), Metroplex Trading Company, LLC (d/b/a GrabAGun), a Texas limited liability company (together with its successors, the “Company”), and each of Pubco’s the Purchaser’s and/or the Company’s respective present and future Affiliates, successors and direct and indirect subsidiaries (collectively with Pubco, the Purchaser and the Company, the “Covered Parties”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, contemporaneously herewith, the Purchaser, Pubco, the Company and Gauge II Merger Sub LLC, a Texas limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub”) entered into that certain Business Combination Agreement (the “Business Combination Agreement”) and, following the date hereof, a to-be-formed Cayman Islands exempted company and wholly-owned subsidiary of Pubco to be named “Gauge II Merger Sub Corp.” (“Purchaser Merger Sub”) shall execute a joinder to the Business Combination Agreement and become a party thereto;

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, among other matters, upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”): (a) in accordance with the Companies Act (Revised) of the Cayman Islands (the “Companies Act”), Purchaser Merger Sub will merge with and into the Purchaser, with the Purchaser continuing as the surviving entity (the “Purchaser Merger”) and each issued and outstanding security of the Purchaser immediately prior to the effective time of the Purchaser Merger shall no longer be outstanding and shall automatically be cancelled, in exchange for the issuance to the holder thereof of a substantially equivalent Pubco security; (b) in accordance with the Business Organizations Code of the State of Texas (“TBOC”), Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger” and together with the Purchaser Merger, the “Mergers”) and each issued and outstanding security of the Company immediately prior to the effective time of the Company Merger shall no longer be outstanding and shall automatically be cancelled, in exchange for the issuance to the holder thereof of shares of common stock of Pubco; and (c) as a result of such Mergers, among other matters, the Purchaser and the Company will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company, all in accordance with the applicable provisions of the Companies Act and TBOC;

WHEREAS, the Company, directly and indirectly through its subsidiaries, operates an eCommerce retailer of firearms, ammunition and related accessories and other outdoor enthusiast products (the “Business”);

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement (the “Transactions”), and to enable Pubco and the Purchaser to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company and its Subsidiaries and the other Covered Parties, each of Pubco and the Purchaser has required, as a condition to employment, that the Subject Party enter into this Agreement;

WHEREAS, the Subject Party is entering into this Agreement in order to induce Pubco and the Purchaser to enter into the Business Combination Agreement and consummate the Transactions, pursuant to which the Subject Party will directly or indirectly receive a material benefit; and

WHEREAS, the Subject Party is an equityholder of the Company, and as a director and/or officer and an employee of the Company, has contributed to the value of the Company and its subsidiaries and has obtained extensive and valuable knowledge and confidential information concerning the Business of the Company and its subsidiaries.

NOW, THEREFORE, in order to induce Pubco to consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subject Party hereby agrees as follows:

1.	Restriction on Competition.

(a)	Restriction. The Subject Party hereby agrees that during the period from the Closing until the three (3) year anniversary of the Closing Date (such period, the “Restricted Period”), the Subject Party will not, and will cause his or her Affiliates (other than Pubco and its subsidiaries) not to, directly or indirectly, without the prior written consent of Pubco (which may be withheld in its sole discretion), anywhere in the United States or in any other markets in which the Covered Parties are engaged, or, to the knowledge of Subject Party, are actively contemplating becoming engaged, in the Business as of the Closing Date or during the Restricted Period (the “Territory”), directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, contractor, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). Notwithstanding the foregoing, the Subject Party and his or her Affiliates shall not be prohibited from: (i) directly or indirectly, owning solely as a passive investment not in excess of two percent (2%) in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national exchange or quoted on the Nasdaq or New York Stock Exchange, regardless of whether or not such corporation is a Competitor; (ii) owning a passive equity interest in a diversified private or public debt or equity investment fund (including without limitation hedge and mutual funds) in which the Subject Party does not have the ability to control or exercise any managerial influence over such fund; (iii) working for or becoming employed or engaged by a venture capital, private equity, or debt fund that owns equity interests in a Competitor so long as the Subject Party does not serve as an officer, director, employee, advisor, or consultant, or provide any services to any such Competitor; (iv) being employed by any government agency, college, university or other non-profit research organization or performing speaking engagements and receiving honoraria in connection with such engagements, or (v) any activity consented to in writing by the Covered Parties; provided that in all such instances, the Subject Party continues to abide by all confidentiality obligations in favor of the Covered Parties and their Affiliates under all agreements containing such confidentiality obligations (“Permitted Ownership”).

(b)	Acknowledgment. The Subject Party acknowledges and agrees, based upon the advice of legal counsel and/or on the Subject Party’s own education, experience and training, that (i) the Subject Party possesses knowledge of the trade secrets and confidential information of the Covered Parties and the Business, (ii) the Subject Party’s execution of this Agreement is a material inducement to Pubco, the Purchaser and the Company to enter into the Business Combination Agreement and consummate the Transactions and to realize the goodwill of the Company and its Subsidiaries, for which the Subject Party and/or his, her or its Affiliates will receive a substantial direct or indirect financial benefit which the Subject Party agrees constitutes adequate consideration for entering into this Agreement, and that Pubco, the Purchaser and the Company would not have entered into the Business Combination Agreement or consummated the Transactions but for the Subject Party’s agreements set forth in this Agreement; (iii) it would impair the goodwill of the Covered Parties and reduce the value of the assets of the Covered Parties and could cause serious and irreparable injury if the Subject Party and/or his, her or its Affiliates were to use their ability and knowledge by engaging in the Business in the Territory in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) the Subject Party and his, her or its Affiliates have no intention of engaging in the Business (other than through the Covered Parties) during the Restricted Period other than through Permitted Ownership, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon the Subject Party to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business everywhere in the Territory and compete with other businesses that are or could be located in any part of the Territory, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration and do not impose an undue hardship on the Subject Party and will not prevent the Subject Party from earning a living, (viii) the consideration provided to the Subject Party under this Agreement and the Business Combination Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2.	No Solicitation; No Disparagement.

(a)	No Solicitation of Employees and Consultants. The Subject Party agrees that, during the Restricted Period, the Subject Party will not and will not permit his, her or its Affiliates (other than a Covered Party) to, without the prior written consent of Pubco (which may, other than as contemplated by the following Section 2(a)(i), be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Personnel (as defined below), provided that with respect to this Section 2(a)(i), the Purchaser’s consent shall not be unreasonably withheld; (ii) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, the Subject Party and his, her or its Affiliates will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment from the Subject Party or its Affiliate (or other Person whom any of them is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of the Subject Party or its Affiliate (or such other Person whom any of them is acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally. For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an employee, consultant or independent contractor of the Covered Parties, as of the date of the relevant act prohibited by this Section 2(a) or during the one (1)-year period preceding such date. The terms “consultant” and “independent contractor” do not include Persons who are actively providing services in their field to other companies, such as accounting or law firms.

(b)	Non-Solicitation of Customers and Suppliers. The Subject Party agrees that, during the Restricted Period, the Subject Party will not and will not permit his, her or its Affiliates (other than a Covered Party) to, directly or indirectly, without the prior written consent of Pubco (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party with respect to the Business in the Territory, or otherwise alter such business relationship in a manner materially adverse to any Covered Party, in either case, with respect to or relating to the Business in the Territory; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, for a purpose competitive with a Covered Party as it relates to the Business. For purposes of this Agreement, a “Covered Customer” shall mean any Person or entity who is or was an actual customer, contractor or client (or prospective customer, contractor or client with whom the a Covered Party actively marketed or made or taken specific action to make a proposal) of a Covered Party, as of the Closing Date or during the one (1) year period immediately preceding the date of the relevant act prohibited by this Section 2(b).

(c)	Non-Disparagement. The Subject Party agrees that from and after the Closing until the two (2) year anniversary of the end of the Restricted Period, the Subject Party will not and will not permit his, her or its Affiliates (other than a Covered Party) to directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict the Subject Party or his, her or its Affiliates from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by the Subject Party or its Affiliate against any Covered Party under this Agreement, the Business Combination Agreement or any other Ancillary Document that is asserted by the Subject Party or his, her or its Affiliate in good faith. Disparaging, deleterious, or damaging statements made by the Subject Party in the ordinary course during his or her employment that are made in the good faith performance of his or her duties for the Covered Parties are excluded from this Section 2(c). For the avoidance of doubt, nothing in this Agreement prohibits the Subject Party from communicating in good faith with a government agency, regulator or legal authority concerning any possible violations of federal or state or other law or regulation (provided that the Subject Party is not authorized to waive attorney/client communications in doing so).

3.	Confidentiality. From and after the Closing Date, the Subject Party will, and will cause its Representatives to, keep confidential and not (except, if applicable, in the performance of the Subject Party’s duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information without the prior written consent of Pubco (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical information, computer hardware or software, administrative, management, operational, data processing, financial, marketing, customers, sales, human resources, employees, vendors, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (a) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers or customers; and (b) intended and maintained by such Covered Party or its Representatives, suppliers, service providers or customers to be kept in confidence. Covered Party Information also includes information disclosed to any Covered Party by a third party to the extent that a Covered Party has an obligation of confidentiality in connection therewith. The obligations set forth in this Section 3 will not apply to any Covered Party Information where the Subject Party can prove that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement or other confidentiality obligation with respect to such material or information; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of the Subject Party or any of its Representatives; (iii) is already in the possession of the Subject Party at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by the Subject Party’s documents and records; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, (B) the Subject Party cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, the Subject Party and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed). Further, notwithstanding the Subject Party’s confidentiality and nondisclosure obligations, the Subject Party is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (x) is made (1) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (y) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (I) files any document containing the trade secret under seal; and (II) does not disclose the trade secret, except pursuant to court order.”

4.	Representations and Warranties. The Subject Party hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) the Subject Party has full power and capacity to execute and deliver, and to perform all of the Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of the Subject Party’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which the Subject Party is a party or otherwise bound. By entering into this Agreement, the Subject Party certifies and acknowledges that the Subject Party has carefully read all of the provisions of this Agreement, and that the Subject Party voluntarily and knowingly enters into this Agreement.

5.	Remedies. The covenants and undertakings of the Subject Party contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. The Subject Party agrees that, in the event of any breach or threatened breach by the Subject Party of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled to seek the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Business Combination Agreement or the other Ancillary Documents that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award: (i) an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or that monetary damages would be insufficient or posting bond or security, which the Subject Party expressly waives and (ii) recovery of the Covered Party’s attorneys’ fees and costs incurred in enforcing the Covered Party’s rights under this Agreement. The Subject Party hereby consents to the award of any of the above remedies to the applicable Covered Party in connection with any such breach or threatened breach. The Subject Party hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with the Subject Party) under or in connection with the Business Combination Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

6.	Survival of Obligations. The expiration of the Restricted Period will not relieve the Subject Party of any obligation or liability arising from any breach by the Subject Party of this Agreement during the Restricted Period. The Subject Party further agrees that the time period during which the covenants contained in Sections 1, 2 and 3 of this Agreement will be effective will be computed by excluding from such computation any time during which the Subject Party is in violation of any provision of such Sections.

7.	Miscellaneous.

(a)	Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Pubco or the Purchaser at or prior to the Closing, to:

Colombier Acquisition Corp. II

214 Brazilian Avenue, Suite 200-J

Palm Beach, FL 33480

Attn: Omeed Malik

Email:

With a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: David Landau, Esq.; Meredith Laitner, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: dlandau@egsllp.com; mlaitner@egsllp.com

If to the Company prior to the Closing, to:

Metroplex Trading Company, LLC

200 East Beltline Road, Suite 403

Coppell, TX 75019

Attn: Marc Nemati, President & CEO

Telephone No.:

Email:

With a copy (which will not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas, 15th Floor

New York, New York 10019

Attn: Spencer G. Feldman, Esq.

Telephone No.: (212) 451-2300

Email: SFeldman@olshanlaw.com

If to Purchaser, Pubco, the Company or any other Covered Party from or after the Closing, to:

GrabAGun Digital Holdings Inc.

200 East Beltline Road, Suite 403

Coppell, TX 75019

Attn: Marc Nemati, President & CEO

Telephone No.:

Email:

With a copy (which will not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas, 15th Floor

New York, New York 10019

Attn: Spencer G. Feldman, Esq.

Telephone No.: (212) 451-2300

Email: SFeldman@olshanlaw.com

If to the Subject Party, to:

The most recent address reflected on the Company’s personnel records.

(b)	Integration and Non-Exclusivity. This Agreement, the Business Combination Agreement and the other Ancillary Documents contain the entire agreement between the Subject Party and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of the Subject Party and its Affiliates, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Business Combination Agreement and any other written agreement between the Subject Party or its Affiliate and any of the Covered Parties. Nothing in the Business Combination Agreement will limit any of the obligations, liabilities, rights or remedies of the Subject Party or the Covered Parties under this Agreement, nor will any breach of the Business Combination Agreement or any other agreement between the Subject Party or its Affiliate and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between the Subject Party, his, her or its Affiliate and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to the Subject Party, his, her or its Affiliate, as applicable.

(c)	Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. The Subject Party and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. The Subject Party will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d)	Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Subject Party, Pubco and the Purchaser (or their respective permitted successors or assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e)	Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Courts for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Courts and (c) waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(f) (and in the case of Holder, the address set forth on such Holder’s signature page). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(f)	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(f). ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7(g) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(g)	Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon the Subject Party and the Subject Party’s estate, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its subsidiaries, taken as a whole, without obtaining the consent or approval of the Subject Party. The Subject Party agrees that the obligations of the Subject Party under this Agreement are personal and will not be assigned by the Subject Party. Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

(h)	Sponsor Authorized to Act on Behalf of Covered Parties. The parties acknowledge and agree that from and after the Closing, Colombier Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), or a replacement agent duly appointed by the Sponsor in writing, shall have the non-exclusive right, but not the obligation, to act on behalf of Pubco, Purchaser and the other Covered Parties under this Agreement, including the right to enforce Pubco’s, the Purchaser’s and the other Covered Parties’ rights and remedies under this Agreement. Without limiting the foregoing, in the event that the Subject Party serves as a director, officer, employee or other authorized agent of a Covered Party, the Subject Party shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

(i)	Construction. The Subject Party acknowledges that the Subject Party has been represented by counsel, or had the opportunity to be represented by, counsel of the Subject Party’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; (vii) references to “Affiliates” are limited in this Agreement to such Affiliates as to which the Subject Party can reasonably exercise control; and (viii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(j)	Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(k)	Effectiveness. This Agreement shall be binding upon the Subject Party upon the Subject Party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Business Combination Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

Subject Party:

/s/ Matthew Vittitow
Name: Matthew Vittitow

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

Acknowledged and accepted as of the date first written above:

Pubco:

GrabAGun Digital Holdings Inc.

By:	/s/ Omeed Malik
Name:	Omeed Malik
Title:	President and Chief Executive Officer

Purchaser:

COLOMBIER Acquisition CORP. II

By:	/s/ Omeed Malik
Name:	Omeed Malik
Title:	Chief Executive Officer

The Company:

METROPLEX TRADING COMPANY, LLC

By:	/s/ Marc Nemati
Name:	Marc Nemati
Title:	President and Chief Executive Officer

[Signature Page to Non-Competition and Non-Solicitation Agreement]